Loan Number: 25030442

PROMISSORY NOTE

$1,100,000.00 Effective as of June 13, 2025

Clearwater, Florida

1.
Promise to Pay. GIPDC 3707 14TH ST, LLC, a Delaware limited liability company (the “Borrower”), whose address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, for value received, hereby promises to pay to the order of VALLEY NATIONAL BANK, a national banking association (the “Lender”), at 180 Fountain Parkway North, Suite 200, St. Petersburg Florida 33716, or at such other place as the holder of this Promissory Note designates in writing to Borrower, the principal amount of ONE MILLION ONE HUNDRED THOUSAND and NO/100THS DOLLARS ($1,100,000.00), or so much as may be outstanding hereunder, together with interest as required under this Promissory Note (the “Note”), whether by acceleration or otherwise, as herein provided. The loan evidenced hereby will be governed by the terms of that certain Deed of Trust between Borrower and Lender of even date herewith (the “Deed of Trust”) (this Note, the Deed of Trust and any other related documented executed pursuant to this Note are hereinafter collectively referred to as the “Loan Documents”).
2.
Interest Rate. Borrower shall pay interest on the outstanding principal amount of this Note at a fixed rate equal to six and one-half percent (6.50%) (the “Interest Rate”). Interest hereunder shall be computed (i) daily on the outstanding principal balance of this Note, determined as of the close of the day, and (ii) on the basis of actual days elapsed, as if each calendar year consisted of 360 days.
3.
Limitation on Loan Proceeds and Option to Renew. Initial disbursement of loan proceeds shall not exceed the amount of Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00). The remaining proceeds in the amount of Three Hundred Fifty Thousand and no/100 Dollars ($350,000,00)(the “Renewal Funds”). The Renewal Funds will be available to Borrower upon compliance with the following terms and conditions, which shall be satisfactory to Lender in its sole discretion:
(a)
Borrower shall notify Lender not later than March 1, 2026 of its intention renew its existing lease with 7-Eleven, Inc. (“Existing Tenant”).
(b)
Borrower shall provide to Lender a copy of the executed lease renewal between Borrower and Existing Tenant that renews its lease for an additional five year period from the current expiration date of March 31, 2026.
(c)
Upon release of the Renewal Funds, the Maturity Date will be automatically extended to June 13, 2030.

THIS NOTE HAS BEEN EXECUTED AND DELIVERED OUTSIDE OF THE STATE OF FLORIDA AND NO FLORIDA DOCUMENTARY STAMPS ARE DUE.

4.
Payments. Principal and interest shall be payable in lawful money of the United States of America at the office of Lender listed above, or at such other place as Lender may designate in writing as follows:
(a)
Commencing on July 13, 2025, and continuing monthly on the same day of each and every month thereafter, through and including June 13, 2026, Borrower shall make payments of interest only provided the lease renewal has been delivered to Lender on or before March 31, 2026. In the event Borrower has failed to deliver the lease renewal by March 31, 2026, the final payment referenced in Section 4(c) below shall become due.
(b)
If the Maturity Date has been extended pursuant to Section 3 above, then commencing on July 13, 2026 and continuing until June 13, 2030, Borrower shall make monthly payments of principal and interest based on a 25-year amortization.
(c)
A final payment of all outstanding principal, all accrued and unpaid interest and all other charges due under the loan shall be due and payable in full on March 31, 2026 (the “Maturity Date”), unless extended pursuant to Section 3 above.
5.
Application and Form of Payments. Payments will be applied first to accrued interest and then to principal, and all interest on this Note will be computed on the basis of the actual number of days elapsed over a 360-day year. Payments of interest and principal must be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments received after 2:00 p.m. will be treated as being received on the next banking day.
6.
Prepayment, Late Fee, Interest on Default and Maximum Interest. Borrower may prepay all or any portion of this Note without penalty. Partial prepayments will be applied against required principal installments in the inverse order of their maturities. Therefore, partial prepayments will not affect the due date of any required installments under this Note until this Note is paid in full. Borrower agrees to pay a late fee equal to five percent (5%) of any payment due hereunder that is not paid within ten (10) days of the date the payment is due, except that said late fee shall not be payable with respect to the balloon payment due from Borrower on the Maturity Date. Interest on all amounts not paid when due after maturity, acceleration, or otherwise (including any periods of time after entry of a judgment but prior to payment thereof), will accrue and will be payable at the fixed rate of eighteen percent (18%) per annum but in no event greater than the maximum rate of interest allowed by applicable law (the “Default Rate”).
7.
Security. This Note is secured, inter alia, by a Deed of Trust from Borrower to Lender and by any and all collateral presently and hereafter held by Lender from Borrower and given or agreed to be given to Lender by Borrower, plus any and all collateral presently or hereafter held by Lender given or agreed to be given by any third party or parties for the benefit of Borrower hereof.
8.
Default and Remedies. The occurrence of any of the following events constitutes a “Default” (in the following provisions, the term “Guarantor” refers jointly and severally to any person or entity that previously has guaranteed or either currently or in the future guarantees the repayment of this Note):
(a)
The nonpayment for more than ten (10) days after the date when due of any interest or principal under this Note or any other liability, obligation, or indebtedness owing from Borrower to the Lender, whether at maturity, by acceleration, or otherwise;
(b)
A breach by Borrower or Guarantor of any representation, warranty, or covenant contained in this Note or any other agreement between Borrower or Guarantor and the Lender; or
(c)
The occurrence of a default under the Deed of Trust, under the Swap Documents (as defined below), or under any other agreement given by Borrower or Guarantor to Lender with regard to the indebtedness evidenced hereby.

Upon the occurrence of and during the continuance of a Default, Lender, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Lender, including this Note, to be immediately due and payable without demand, notice, or presentment, and may exercise any other remedy available to it under the Deed of Trust, the Swap Documents (as defined below), or any other agreement given by Borrower or Guarantor to Lender, and any other remedy available to it at law or in equity.

9.
Payment of Costs. Borrower shall pay all costs incurred by the holder of this Note in enforcing or collecting this Note and enforcing each agreement executed in connection with this Note (including the Deed of Trust or any other agreement under which real or personal property is pledged as security for this Note), including without limitation all attorneys’ fees, costs, and expenses incurred in all matters of interpretation, enforcement, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts as well as all costs and fees incurred by the holder of this Note in connection with any Bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if Borrower or any other person or entity liable for the indebtedness represented by this Note becomes involved in any Bankruptcy, reorganization, or similar proceeding.
10.
Waiver and Consents. Borrower and every other person liable at any time for payment of this Note waives presentment, protest, notice of protest, and notice of dishonor. Borrower expressly consents to all extensions and renewals of this Note (as a whole or in part) and all delays in time or payment or other performance under this Note that the holder of this Note grants at any time and from time to time, without limitation and without any notice to or further consent of Borrower. Borrower agrees that its obligations under this Note are independent of the obligation of any other maker, guarantor or other person or entity that now or later is obligated to pay this Note. Borrower also agrees that Lender may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Borrower without releasing or discharging Borrower from Borrower's obligation to repay this Note.
11.
Venue. Borrower further agrees that venue for each action, suit, or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be the County Court or Circuit Court located in Pinellas County, Florida, or the Federal District Court for the Middle District of Florida, Tampa Division, and Borrower hereby waives any right to sue or be sued in any other county in Florida or any other state.
12.
Savings Clause. Nothing herein, nor any transaction related hereto, shall be construed or so operated as to require Borrower to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by Borrower in connection with the loan evidenced by this Note result in the computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable Florida law or Federal preemption statutes, if Lender shall elect a benefit thereof, then any and all such excess shall be, and the same is, hereby waived by Lender, and any and all such excess shall be automatically credited against and in reduction of the balance due under this Note and any portion which exceeds the balance due under this Note shall be paid by Lender to Borrower.
13.
Waiver of Jury Trial. BY THE EXECUTION HEREOF, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES THAT NEITHER BORROWER NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF BORROWER SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS NOTE, THE DEED OF TRUST, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO. NEITHER BORROWER NOR LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. NEITHER BORROWER NOR LENDER HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS TRANSACTION.
14.
Modification. This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Lender. Any forbearance of Lender in exercising any right or remedy hereunder, under the Deed of Trust or under any other loan document relating to this transaction shall not be a waiver of or preclude the exercise of any right or remedy. Acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.
15.
Successors and Assigns. Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Borrower and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Lender.

16.
Corrective Documentation. For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Borrower further agrees to cooperate with Lender and to re-execute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in Lender's discretion, in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.
17.
Right of Setoff. To the extent permitted by applicable law, Bank reserves a right of setoff in all Borrower’s accounts with Bank (whether checking, saving, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts following an event of default hereunder.
18.
Miscellaneous. The headings preceding the text of the sections of this Note have been inserted solely for convenience of reference and do not limit or affect the meaning, interpretation, or effect of this Note or the sections. The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida, excluding its laws relating to the resolution of conflicts of laws of different jurisdictions. Each required notice, consent, or approval, if any, under this Note will be valid only if it is given in writing (or sent by telex, telegram, or telecopy and promptly confirmed in writing) and addressed by the sender to the recipient's address that is listed in this Note or to such other addresses as either party may designate by written notice to the other party. A validly given notice, consent, or approval will be effective (i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or UPS). These notice provisions apply only if a notice is required by this Note. They do not apply if no notice is required by this Note. This Note is not assignable by Borrower.

(Signature Page Follows)

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed and delivered as of the date first above written.

BORROWER:

GIPDC 3707 14TH ST, LLC, a Delaware limited liability company

By: GIP DB SPE, LLC, a Delaware limited liability company, its sole Member

By: Generation Income Properties, L.P., a Delaware limited partnership, its Member

By: Generation Income Properties, Inc., a Maryland corporation, its General Partner

By: /s/David Sobelman
David Sobelman, President